UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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Aston Funds

(Name of Registrant as Specified In Its Charter)

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[                    , 2011]

ASTON FUNDS

ASTON/Fairpointe Mid Cap Fund

(formerly known as ASTON/Optimum Mid Cap Fund)

Dear Shareholder:

Effective April 30, 2011, Fairpointe Capital LLC (“Fairpointe Capital”) was appointed as subadviser to the ASTON/Fairpointe Mid Cap Fund (the “Fund”). The enclosed Information Statement provides information about Fairpointe Capital and the new subadvisory agreement for the Fund between Fairpointe Capital and Aston Asset Management, LP (“Aston”).

Prior to April 30, 2011, Optimum Investment Advisors, LLC (“Optimum”) served as the Fund’s subadviser. The Fund’s portfolio management team at Optimum consisted of Ms. Thyra E. Zerhusen, Ms. Mary L. Pierson and Ms. Marie L. Lorden. Ms. Zerhusen, the Fund’s portfolio manager since May 1999, recently founded Fairpointe Capital and, along with the other co-portfolio managers of the Fund, departed from Optimum effective April 30, 2011. Ms. Zerhusen, Ms. Pierson and Ms. Lorden continue to manage the Fund at Fairpointe Capital. Accordingly, there was no change in the portfolio management team of the Fund.

This Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to Aston and Aston Funds by the Securities and Exchange Commission. The order permits Aston to enter into or materially amend subadvisory agreements without shareholder approval. The Board of Trustees of Aston Funds must approve such subadvisory agreements or amendments, and shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new subadviser. This Information Statement is being provided to you to meet these requirements.

Please read the enclosed Information Statement for additional information. We look forward to continuing to serve your investment needs.

Sincerely,

Kenneth C. Anderson

President

[                    , 2011]

ASTON FUNDS

ASTON/Fairpointe Mid Cap Fund

(formerly known as ASTON/Optimum Mid Cap Fund)

120 NORTH LASALLE STREET

25TH FLOOR

CHICAGO, ILLINOIS 60602

INFORMATION STATEMENT

This Information Statement is being furnished to shareholders of the ASTON/Fairpointe Mid Cap Fund (formerly known as ASTON/Optimum Mid Cap Fund) (the “Fund”), a series of Aston Funds (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order granted to Aston Asset Management, LP (“Aston”) and the Trust by the Securities and Exchange Commission (the “SEC”). Aston serves as the investment adviser of the Fund. Effective April 30, 2011, Fairpointe Capital LLC (“Fairpointe Capital” or the “Subadviser”) serves as the subadviser of the Fund. The exemptive order permits Aston to enter into and materially amend subadvisory agreements without the approval of the Fund’s shareholders.

The Board of Trustees of the Trust (the “Board”) must approve a new subadvisory agreement and review the continuance of a subadvisory agreement annually after an initial term of not more than two years. Under the exemptive order, if Aston hires a new subadviser, shareholders of the Fund must be provided with an Information Statement containing certain information about the subadviser and the subadvisory agreement. The sub-investment advisory agreement for the Fund between Aston and Fairpointe Capital (the “Fairpointe Capital Sub-Investment Advisory Agreement”) is attached to this Information Statement as Appendix A.

This Information Statement is being mailed on or about [                    , 2011] to the Fund’s shareholders of record as of [                    , 2011].

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY

BACKGROUND

Prior to April 30, 2011, Optimum Investment Advisors, LLC (“Optimum”) served as subadviser to the Fund pursuant to a sub-investment advisory agreement between Aston and Optimum (the “Optimum Sub-Investment Advisory Agreement”). The Fund’s portfolio management team at Optimum consisted of Ms. Thyra E. Zerhusen, portfolio manager of the Fund since May 1999, and Ms. Mary L. Pierson and Ms. Marie L. Lorden, who became portfolio managers in March 2009. Ms. Zerhusen recently founded Fairpointe Capital and announced her intended departure from Optimum along with the other two portfolio managers.

In light of these and additional factors, Aston recommended and the Board approved the Fairpointe Capital Sub-Investment Advisory Agreement, under which Fairpointe Capital now serves as subadviser to the Fund. Correspondingly, Aston also recommended and the Board approved the termination of the Optimum Sub-Investment Advisory Agreement.

Ms. Zerhusen, the principal owner of Fairpointe Capital, remains a co-portfolio manager of the Fund along with Ms. Lorden and Ms. Pierson. Prior to joining Fairpointe Capital, Ms. Zerhusen served as the Chief Investment Officer and co-portfolio manager of Optimum’s Mid-Cap Core Strategy. Ms. Zerhusen joined the investment team of Optimum in October 2003. From April 1999 to September 2003, she was a member of the investment team of Talon Asset Management, LLC. Ms. Zerhusen received a Diplom Ingenieur (engineering degree) from the Swiss Federal Institute of Technology and an MA in Economics from the University of Illinois.

Ms. Lorden, co-portfolio manager of the Fund, is responsible for research and analysis of existing and potential holdings and portfolio management, and for mutual fund and institutional relationships. Prior to joining Fairpointe Capital, Ms. Lorden served as a co-portfolio manager of Optimum’s Mid-Cap Core Strategy. She joined Optimum in September 2003 as an analyst. Previously, Ms. Lorden held positions specializing in equity product analysis with Zurich Insurance Group, Driehaus Capital Management LLC and The Burridge Group. Ms. Lorden received her BS from Elmhurst College and her MBA from the Keller Graduate School of Management.

Ms. Pierson, co-portfolio manager of the Fund, is responsible for research and analysis of existing and potential holdings and portfolio management, and for mutual fund and institutional relationships. Prior to joining Fairpointe Capital, Ms. Pierson served as a co-portfolio manager of Optimum’s Mid-Cap Core Strategy. She joined Optimum in May 2004 as an analyst. Her prior experience includes fifteen years with Harris Bancorp and Harris Futures Corporation as an analyst and general manager. While holding the position of General Manager at Harris Futures Corporation, Ms. Pierson was responsible for managing all aspects of the institution, which operated as a financial futures broker. Ms. Pierson received her BA in Economics from DePauw University, her MA in Economics from Northwestern University and her MBA in Finance from The University of Chicago.

Generally, the Investment Company Act of 1940, as amended (the “1940 Act”), requires an investment advisory agreement to be approved by the Board, including those Trustees who are not “interested persons” of the Fund, the investment adviser or any subadviser of the Trust, as defined in the 1940 Act (the “Independent Trustees”), and the Fund’s shareholders in order for it to become effective. However, the exemptive order granted to Aston and the Trust allows Aston to hire and terminate subadvisers and amend subadvisory agreements, subject to Board approval, without obtaining shareholder approval. At Board meetings held on March 17, 2011 and March 31, 2011, and for the reasons discussed below, the Board, including the Independent Trustees, approved the Fairpointe Capital Sub-Investment Advisory Agreement.

Effective April 30, 2011, all of the assets of the Fund were allocated to Fairpointe Capital for management, and the Fund changed its name to ASTON/Fairpointe Mid Cap Fund. The Fund’s investment objective, principal investment strategies and portfolio management team have not changed as a result of the appointment of Fairpointe Capital.

BOARD CONSIDERATIONS

At an in-person meeting held on March 17, 2011 and a special meeting held on March 31, 2011, the Board, including the Independent Trustees, considered the approval of the Fairpointe Capital Sub-Investment Advisory Agreement with respect to the Fund. The Independent Trustees met separately from the “interested” Trustees of the Trust and any officers of Aston, Fairpointe Capital or their affiliates to consider approval of the Fairpointe Capital Sub-Investment Advisory Agreement and were assisted by independent legal counsel in their deliberations.

In making its determinations, the Board, including all of the Independent Trustees present at the meetings, reviewed materials provided by Aston and Fairpointe Capital including information regarding (i) the nature, extent and quality of services to be provided; (ii) the operational and compliance infrastructure and financial condition of the proposed Subadviser; (iii) the subadvisory fee to be charged; and (iv) potential benefits to be received by affiliates of Fairpointe Capital. Based on the information available at the meetings, the Board, including the Independent Trustees, determined that it was in the best interests of the Fund and its shareholders to approve the Fairpointe Capital Sub-Investment Advisory Agreement. Among the matters considered by the Board, including the Independent Trustees, in connection with the approval of the Fairpointe Capital Sub-Investment Advisory Agreement with respect to the Fund were the following:

Nature, Quality and Extent of Services. The Board considered the nature, extent and quality of services expected to be provided under the Fairpointe Capital Sub-Investment Advisory Agreement. The Board considered the reputations, qualifications and background of Fairpointe Capital and its staff including in particular, the reputations and qualifications of Ms. Thyra E. Zerhusen, the founder of Fairpointe Capital and the portfolio manager of the Fund since May 1999, and of the other co-portfolio managers of the Fund who also joined Fairpointe Capital from Optimum. The Board considered the industry experience of Fairpointe Capital’s investment, operations and compliance staff, including its consultants. The Board also considered the operational and compliance infrastructure of the proposed Subadviser and its financial condition. The Board also considered the investment approach of Fairpointe Capital, the experience and skills of investment personnel responsible for the day-to-day investment management of the Fund and the resources made available to such personnel. The Board considered that the incumbent portfolio management team of the Fund would continue to manage the Fund at Fairpointe Capital and that the investment objective and principal strategies of the Fund would not change. On the basis of this evaluation, the Board concluded that the nature, quality and extent of services to be provided by Fairpointe Capital were expected to be satisfactory.

Fees, Profitability and Economies of Scale. The Board considered the subadvisory fee schedule under the Fairpointe Capital Sub-Investment Advisory Agreement as well as the overall management fee structure of the Fund. The Board considered that the fee schedule under the Fairpointe Capital Sub-Investment Advisory Agreement was the same as the fee schedule under the Optimum Sub-Investment Advisory Agreement, and that there would be no change in the management fee payable by the Fund. The Board considered that the subadvisory fee schedule was negotiated at arm’s length between Aston and Fairpointe Capital, an unaffiliated third party, and that Aston would compensate Fairpointe Capital from the advisory fees it receives from the Fund. The Board considered that there was a reasonable basis for the breakpoint schedule contained in the Fairpointe Capital Sub-Investment Advisory Agreement in light of the capacity and resource requirements of the Fund’s strategy.

The Board concluded that the proposed subadvisory fee schedule was reasonable in light of the nature, quality and extent of services to be provided. As part of its most recent review of the annual continuance of the investment advisory agreement with Aston, the Board had previously considered whether there would be economies of scale with respect to the overall fee structure of the Fund and determined that the Fund benefited from economies of scale as a result of the breakpoint schedule.

Other Benefits to the Subadviser.  The Board also considered the character and amount of other incidental benefits expected to be received by Fairpointe Capital. The Board considered potential benefits to Fairpointe Capital from the use of “soft dollars” to pay for research services generated by parties other than the executing broker-dealer. The Board concluded that the subadvisory fees were reasonable taking into account any other benefits expected to be received by Fairpointe Capital from its relationship with the Fund.

Conclusion.  Based on all of the information considered and the conclusions reached, the Board determined that the terms of the Fairpointe Capital Sub-Investment Advisory Agreement were fair and reasonable, and that the approval of the Fairpointe Capital Sub-Investment Advisory Agreement was in the best interests of the Fund. No single factor was determinative in the Board’s analysis.

DESCRIPTION OF THE SUB-INVESTMENT ADVISORY AGREEMENT

The terms of the Fairpointe Capital Sub-Investment Advisory Agreement, which is attached hereto as Appendix A, are substantially similar to those of the Optimum Sub-Investment Advisory Agreement, except as described below. In particular, there is no change in the subadvisory fee schedule payable by Aston to the Fund’s subadviser. The following is a summary of the material terms of the Fairpointe Capital Sub-Investment Advisory Agreement, as compared to the Optimum Sub-Investment Advisory Agreement.

Investment Management Services. Both agreements provide that the subadviser shall manage the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment objective, policies and limitations and administer the Fund’s affairs to the extent requested by, and subject to, the oversight of the Board.

Brokerage.  Both agreements authorize the subadviser to select brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund, subject to its obligation to obtain best execution under the circumstances, which may take account of the overall quality of brokerage and research services provided to the subadviser. Both agreements permit the subadviser to rely on Section 28(e) of the Securities Exchange Act of 1934, as amended, in placing brokerage transactions. Under that section, a commission paid to a broker may be higher than that which another qualified broker would have charged for effecting the same transaction, provided the subadviser determines in good faith that the commission is reasonable in terms of either the transaction or the overall responsibility of the subadviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term.

Expenses.  Both agreements provide that the subadviser agrees to pay all expenses it incurs in connection with its activities under the agreement other than the cost of securities purchased for the Fund (including brokerage commissions and other related expenses).

Compensation. Under both agreements, Aston pays the subadviser a management fee out of the investment advisory fee it receives from the Fund. Aston receives a fee based on the Fund’s average daily net assets, computed daily and payable monthly at an annual rate of 0.80% for the first $100 million, 0.75% for next $300 million and 0.70% for amounts over $400 million. From that amount, Aston pays the subadviser. Under the terms of both agreements, Aston pays the subadviser an amount calculated and payable monthly, based on the Fund’s average daily net assets, computed at an annual rate of:

0.300% for the first $100 million

0.250% for the next $300 million

0.200% for the next $600 million

0.300% for the next $500 million

0.375% over $1.5 billion

Limitation on Liability.  Under both agreements, the subadviser and its directors, officers, stockholders, employees and agents will not be liable for any error of judgment or mistake of law or for any loss suffered by Aston or the Trust in connection with any matters to which the agreement relates or for any other act or omission in the performance by the subadviser of its duties under the applicable agreement, except that nothing in either agreement shall be construed to protect the subadviser against any liability by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties or for its reckless disregard of its obligations or duties under such agreement. The Fairpointe Capital Sub-Investment Advisory Agreement also includes an indemnity provision which requires Aston and Fairpointe Capital to indemnify each other for certain losses.

Term. The Optimum Sub-Investment Advisory Agreement was most recently approved by the Board, including the Independent Trustees, in December 2009 in connection with a change of control of Aston and was effective as of April 15, 2010. The Fairpointe Capital Sub-Investment Advisory Agreement for the Fund was effective as of April 30, 2011 and has an initial term ending on December 31, 2012. The Fairpointe Capital Sub-Investment Advisory Agreement will continue in effect from year to year thereafter if such continuance is approved on behalf of the Fund at least annually in the manner required by the 1940 Act and the rules and regulations thereunder.

Termination. Both agreements may be terminated at any time without the payment of any penalty upon sixty (60) days’ written notice to or by the subadviser. In addition, the Fairpointe Capital Sub-Investment Advisory Agreement may be terminated upon less than sixty (60) days’ notice to Fairpointe Capital upon a material breach of the agreement or if the Board determines that other circumstances have, or likely will have, a material adverse effect on Fairpointe Capital’s abilities to perform its obligations under the agreement, including notification of the departure of a portfolio manager or other key personnel change. Both agreements terminate automatically without the payment of any penalty upon termination of the advisory agreement. The Fund’s advisory agreement may be terminated by action of the Board or by vote of a majority of the outstanding voting securities of the Fund, accompanied by appropriate notice.

Other.  The Fairpointe Capital Sub-Investment Advisory Agreement also includes a non-solicitation provision under which Fairpointe Capital cannot solicit Fund shareholders to request redemption of their shares of any series of the Trust.

INFORMATION CONCERNING ASTON AND THE SUBADVISER

Aston. Aston Asset Management, LP, 120 North LaSalle Street, 25th Floor, Chicago, Illinois 60602, is the investment adviser to the Fund. Aston is a majority-owned and independently managed indirect subsidiary of Affiliated Managers Group, Inc. (“AMG”). Aston was formed in 2006 and as of May 2, 2011, Aston had approximately $9.5 billion in assets under management. AMG, a Delaware corporation, is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Fairpointe Capital.  Fairpointe Capital LLC is located at One North Franklin, Suite 3300, Chicago, Illinois 60606. Fairpointe Capital is a newly registered investment adviser. It is principally owned by its founder, Thyra E. Zerhusen, and its other officers. The firm provides investment advisory services to investment companies, individuals, institutions and managed account programs. Fairpointe

Capital is recently organized and has limited operating history. As of May 2, 2011, Fairpointe Capital had approximately $4.0 billion in assets under management.

Information regarding the principal executive officers and directors of Aston and Fairpointe Capital is shown in Appendix B.

DISTRIBUTOR AND ADMINISTRATOR

Set forth below are the names and addresses of the Trust’s distributor and administrator:

DISTRIBUTOR BNY Mellon Distributors, Inc. 760 Moore Road King of Prussia, PA 19406	ADMINISTRATOR Aston Asset Management, LP 120 North LaSalle Street 25th Floor Chicago, IL 60602

BROKERAGE COMMISSIONS

During the fiscal year ended October 31, 2010, no commissions were paid to any affiliated broker.

OUTSTANDING SHARES AND BENEFICIAL OWNERSHIP OF SHARES

As of May 2, 2011, there were 54,397,464 issued and outstanding Class N shares of the Fund and 35,332,587 Class I shares of the Fund.

To the best knowledge of the Trust, the persons who owned of record or beneficially 5% or more of the outstanding shares of the Fund as of January 31, 2011 are shown in Appendix C. To the best knowledge of the Trust, as of January 31, 2011, the Trustees and executive officers of the Trust as a group beneficially owned less than 1% of the shares of the Fund.

OTHER INFORMATION

The Fund’s most recent annual and semi-annual reports are available upon request without charge by writing the Trust at P.O. Box 9765, Providence, Rhode Island 02940, by calling toll free 1-800-992-8151 or by downloading them at www.astonfunds.com. To help reduce Fund expenses and environmental waste, the Fund combines mailings for multiple accounts going to a single household by delivering the Fund’s reports and information statements in a single envelope. If you do not want to continue consolidating your Fund mailings and prefer to receive separate mailings with multiple copies of Fund reports and information statements, or if you currently receive multiple copies and would like to request a single copy, please call one of the Fund’s representatives at 1-800-992-8151 or write to the address above.

INDEX OF APPENDICES

APPENDIX A:	FAIRPOINTE CAPITAL SUB-INVESTMENT ADVISORY AGREEMENT

APPENDIX B:	PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS OF ASTON AND FAIRPOINTE CAPITAL

APPENDIX C:	BENEFICIAL OWNERS OF 5% OR MORE OF FUND SHARES

APPENDIX A

SUB-INVESTMENT ADVISORY AGREEMENT

BETWEEN ASTON ASSET MANAGEMENT, LP

AND FAIRPOINTE CAPITAL LLC

SUB-INVESTMENT ADVISORY AGREEMENT (the “Agreement”) made this 29th day of April, 2011 by and between ASTON ASSET MANAGEMENT, LP (hereinafter referred to as the “Investment Adviser”) and FAIRPOINTE CAPITAL LLC (hereinafter referred to as the “Subadviser”), which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

W I T N E S S E T H:

WHEREAS, the Investment Adviser has been retained by Aston Funds, a Delaware statutory trust (the “Trust”), a registered management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), to provide investment advisory services to the Trust with respect to certain series of the Trust set forth in Schedule A hereto as may be amended from time to time (hereinafter referred to as a “Fund” and, collectively, the “Funds” of the Trust);

WHEREAS, the Investment Adviser wishes to enter into a contract with the Subadviser to provide research, analysis, advice and recommendations with respect to the purchase and sale of securities, and make investment commitments with respect to such portion of the Funds’ assets as shall be allocated to the Subadviser by the Investment Adviser from time to time (the “Allocated Assets”), subject to oversight by the Trustees of the Trust and the supervision of the Investment Adviser.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and intending to be bound, the parties agree as follows:

1.         In accordance with the Investment Advisory Agreement between the Trust and the Investment Adviser (“Investment Advisory Agreement”) with respect to the Funds, the Investment Adviser hereby appoints the Subadviser to act as subadviser with respect to the Allocated Assets for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services set forth herein, for the compensation provided herein.

2.         As compensation for the services enumerated herein, the Investment Adviser will pay the Subadviser a fee with respect to the Allocated Assets, which shall be calculated and payable monthly in arrears based on the average daily net assets of the Fund, as set forth in Schedule B. For the purposes of this Agreement, a Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus (as used herein, this term includes the related Statement of Additional Information).

If this Agreement shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, the Subadviser’s compensation for such fraction of the month shall be prorated based on the number of calendar days of such month during which the Agreement is effective.

3.         This Agreement shall become effective with respect to a Fund as of the date set forth opposite the Fund’s name as set forth on Schedule A hereto (the “Effective Date”),

2

provided that it has been approved by the Trustees of the Trust in accordance with the provisions of the 1940 Act and the rules thereunder and, if so required by the 1940 Act and the rules thereunder, by the shareholders of the Fund in accordance with the requirements of the 1940 Act and the rules thereunder.

4.         This Agreement shall continue in effect for the initial term set forth in Schedule A. It shall be renewed automatically thereafter with respect to a Fund by the Investment Adviser and the Subadviser for successive periods not exceeding one year, if and only if such renewal and continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund as prescribed by the 1940 Act and provided further that such continuance is approved at least annually thereafter by a vote of a majority of the Trust’s Trustees, who are not parties to such Agreement or interested persons of such a party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement will terminate with respect to a Fund without the payment of any penalty upon termination of the Investment Advisory Agreement relating to the Fund by either party thereto (accompanied by simultaneous notice to the Subadviser) or upon sixty days’ written notice to the Subadviser that the Trustees of the Trust, the Investment Adviser or the shareholders by vote of a majority of the outstanding voting securities of the Fund, as provided by the 1940 Act, have terminated this Agreement. Notwithstanding the foregoing, this Agreement may be terminated upon less than sixty days’ notice to the Subadviser upon a material breach of this Agreement or if the Trustees determine that other circumstances have, or likely will have, a material adverse effect on the Subadviser’s abilities to perform its obligations hereunder, including without limitation, notification of the departure of a portfolio manager of the Fund or other key personnel change. This Agreement may also be terminated by the Subadviser with respect to a Fund without penalty upon sixty days’ written notice to the Investment Adviser and the Trust.

This Agreement shall terminate automatically with respect to a Fund in the event of its assignment or, upon notice thereof to the Subadviser, the assignment of the Investment Advisory Agreement, unless its continuation thereafter is approved by the Board of Trustees of the Trust and the shareholders of the Fund if so required by the 1940 Act (in each case as the term “assignment” is defined in Section 2(a)(4) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission (“SEC”) by any rule, regulation, order or interpretive guidance).

5.         Subject to the oversight of the Board of Trustees of the Trust and the Investment Adviser, the Subadviser will provide an investment program for the Allocated Assets, including investment research and management with respect to securities and investments, including cash and cash equivalents, and will determine from time to time what securities and other investments will be purchased, retained or sold. The Subadviser will provide the services under this Agreement in accordance with each Fund’s investment objective, policies and restrictions as stated in the Prospectus, as provided to the Subadviser by the Investment Adviser. The

Subadviser further agrees that, in all matters relating to the performance of this Agreement, it:

(a)         shall act in conformity with the Trust’s Declaration of Trust, By-Laws and currently effective registration statements under the 1940 Act and the Securities Act of 1933 (the “1933 Act”) and any amendments or supplements thereto (the “Registration Statements”) and with the written policies, procedures and guidelines of each Fund, and written instructions and directions of the Trustees of the Trust and shall comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940 (the “Advisers Act”) and the rules thereunder, and all other applicable federal and state laws and regulations. The Trust agrees to provide Subadviser with copies of the Trust’s Declaration of Trust, By-Laws, Registration Statements, written policies, procedures and guidelines, and written instructions and directions of the Trustees, and any amendments or supplements to any of them at, or, if practicable, before the time such materials, instructions or directives become effective;

(b)         will maintain at all times during the term of this Agreement, in full force and effect, insurance, including without limitation errors and omissions insurance, with reputable insurance carriers, in such amounts, covering such risks and liabilities, and with such deductibles and self-insurance as are consistent with customary industry practice;

(c)         will pay expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction changes, if any) purchased for each Fund, provided that the Subadviser will not pay for or provide a credit with respect to any research provided to it in accordance with Section 5(d);

(d)         will place orders pursuant to its investment determinations for the Allocated Assets either directly with any broker or dealer, or with the issuer. In placing orders with brokers or dealers, the Subadviser will attempt to obtain the best overall price and the most favorable execution of its orders. Subject to policies established by the Trustees of the Trust and communicated to the Subadviser, it is understood that the Subadviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or in respect of a Fund, or be in breach of any obligation owing to the Investment Adviser or the Trust or in respect of a Fund under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Subadviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 and interpretive guidance issued by the SEC thereunder) provided by such member, broker or dealer, viewed in terms of that particular transaction or the Subadviser’s overall responsibilities with respect to the accounts, including the Fund, as to which it exercises investment discretion;

(e)         will review the daily valuation of securities comprising the Allocated Assets of each Fund as obtained on a daily basis by the Fund’s administrator and furnished by it to Subadviser, and will promptly notify the Trust and the Investment Adviser if the Subadviser believes that any such valuations may not properly reflect the market value of any securities owned by the Fund, provided, however, that the Subadviser is not required by this subparagraph to obtain valuations of any such securities from brokers or dealers or otherwise, or to otherwise independently verify valuations of any such securities;

(f)         unless otherwise instructed, will be responsible for voting all proxies of the Allocated Assets in accordance with the Proxy Voting Policies and Guidelines of Subadviser (the “Proxy Policy”), provided that such Proxy Policy and any amendments thereto are furnished to the Trust;

(g)         will attend regular business and investment-related meetings with the Trust’s Board of Trustees and the Investment Adviser if requested to do so by the Trust and/or the Investment Adviser, and at its expense, shall supply the Board, the officers of the Trust, and the Investment Adviser with all information and reports reasonably required by them and reasonably available to the Subadviser relating to the services provided by the Subadviser hereunder;

(h)         will maintain books and records with respect to the securities transactions for the Allocated Assets of each Fund and proxy voting record for the Allocated Assets of the Fund, furnish to the Investment Adviser and the Trust’s Board of Trustees such periodic and special reports as they may request with respect to the Fund, and provide in advance to the Investment Adviser all of the Subadviser’s reports to the Trust’s Board of Trustees for examination and review within a reasonable time prior to the Trust’s Board meetings; and

(i)         will pay expenses incurred by the Trust for any matters related to any transaction or event that is deemed to result in change of control of the Subadviser or otherwise result in the assignment of the Sub-Investment Advisory Agreement under the 1940 Act.

6.         The Investment Adviser or its affiliates may, from time to time, engage other subadvisers to advise other series of the Trust (or portions thereof) or other registered investment companies (or series or portions thereof) that may be deemed to be under common control (each a “Sub-Advised Fund”). The Subadviser agrees that it will not consult with any other subadviser engaged by the Investment Adviser or its affiliates with respect to transactions in securities or other assets concerning a Fund or another Sub-Advised Fund, except to the extent permitted by the rules under the 1940 Act that permit certain transactions with a subadviser or its affiliates.

7.         Subadviser agrees with respect to the services provided to each Fund that:

(a)         it will promptly communicate to the Investment Adviser such information relating to Fund transactions as the officers and Trustees of the Trust may reasonably request and as communicated to the Subadviser;

(b)         it will treat confidentially and as proprietary information of the Trust all records and other information relative to each Fund and its prior, present or potential shareholders (“Confidential Information”), it will comply at all times with all applicable laws and regulations relating to the confidentiality of “nonpublic personal information” including the Gramm-Leach-Bliley Act or other federal or state privacy laws and the regulations promulgated thereunder, and will not use such Confidential Information for any purpose other than the performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval may not be withheld where Subadviser is advised by counsel that the Subadviser may be exposed to civil or criminal contempt or other proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust); and

(c)    during the term of this Agreement and for a period of eighteen (18) months following the termination of this Agreement, Subadviser (and its directors, officers, stockholders, employees, and agents) will not, directly or indirectly, solicit or induce any of the Fund’s shareholders to be withdrawn from investment in any series of the Trust.

8.         In compliance with the requirements of Rule 31a-3 under the 1940 Act, Subadviser acknowledges that all records which it maintains for the Trust are the property of the Trust and agrees to surrender promptly to the Trust any of such records upon the Trust’s request, provided that Subadviser may retain copies thereof at its own expense. Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act relating to transactions placed by Subadviser for the Fund. Subadviser further agrees to maintain each Fund’s proxy voting record with respect to the Allocated Assets in a form mutually agreeable between the parties and which contains the information required by Form N-PX under the 1940 Act.

9.         It is expressly understood and agreed that the services to be rendered by the Subadviser to the Investment Adviser under the provisions of this Agreement are not to be deemed to be exclusive, and the Subadviser shall be free to provide similar or different services to others so long as its ability to provide the services provided for in this Agreement shall not be materially impaired thereby. In addition, but without limiting any separate agreement between the Subadviser and the Investment Adviser to the contrary, nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Subadviser who may also be a Trustee, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

10.         The Investment Adviser agrees that it will furnish currently to the Subadviser all information with reference to each Fund and the Trust that is reasonably necessary to permit the Subadviser to carry out its responsibilities under this Agreement, and the parties agree that they will from time to time consult and make appropriate arrangements as to specific information that is required under this paragraph and the frequency and manner with which it shall be supplied. Without limiting the generality of the foregoing, Investment Adviser will furnish to Subadviser procedures consistent with the Trust’s contract with each Fund’s custodian from time to time (the “Custodian”), and reasonably satisfactory to Subadviser, for consummation of portfolio transactions for each Fund by payment to or delivery by the Custodian of all cash and/or securities or other investments due to or from the Fund, and Subadviser shall not have possession or custody thereof or any responsibility or liability with respect to such custody. Upon giving proper instructions to the Custodian, Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

11.         The Subadviser and its directors, officers, stockholders, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the

Investment Adviser or the Trust in connection with any matters to which this Agreement relates or for any other act or omission in the performance by the Subadviser of its duties under this Agreement except that nothing herein contained shall be construed to protect the Subadviser against any liability by reason of the Subadviser’s willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reckless disregard of its obligations or duties under this Agreement.

12.         Each party shall indemnify and hold harmless the other party and its respective control persons (as described in Section 15 of the 1933 Act) and their respective directors, stockholders, members and employees (collectively, “Indemnitees”) against any and all losses, claims, damages, liabilities or expenses (including reasonable legal and other expenses of investigating or defending any alleged loss, claim, damages or liabilities) to which any of the Indemnitees may become subject under the 1933 Act, the 1940 Act, or the Advisers Act, or under any other statute, at common law or otherwise, arising out of or based on (i) any willful misfeasance, bad faith, or gross negligence of the other party in the performance of, or reckless disregard of, any of its duties or obligations hereunder, or (ii) any material breach of this Agreement by the other party.

13.         If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. Except to the extent governed by federal law including the 1940 Act, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without applying the principles of conflicts of law thereunder.

14.         No provision of this Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to the Trust until approved as required by applicable law.

15.         Any notice to be given hereunder may be given by personal notification or by facsimile transmission, to the party specified at the address stated below:

To the Investment Adviser at:

  Aston Asset Management, LP

  120 N. LaSalle Street, 25th Floor

  Chicago, IL 60602

  Attn: President

  Facsimile: 312-268-1380

To the Subadviser at:

  Fairpointe Capital LLC

  One N. Franklin Street, Suite 3300

  Chicago, IL 60606

  Attn: President

  Facsimile: 312-477-3400

To a Fund or the Trust at:

  Aston Funds

  120 N. LaSalle Street, 25th Floor

  Chicago, IL 60602

  Attn: President

  Facsimile: 312-268-1380

or addressed as such party may from time to time designate by notice to other parties in accordance herewith.

16.         The Subadviser agrees that for any claim by it against a Fund in connection with this Agreement or the services rendered under this Agreement, it shall look only to assets of a Fund for satisfaction and that it shall have no claim against the assets of any other portfolios of the Trust.

[The Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the day and year first above written.

ASTON ASSET MANAGEMENT, LP By:
Name: Kenneth C. Anderson
Title: President

FAIRPOINTE CAPITAL LLC By:
Name: Thyra E. Zerhusen
Title: Chief Executive Officer

SCHEDULE A

Fund	Effective Date	Initial Term

ASTON/Fairpointe Mid Cap Fund	April 30, 2011	December 31, 2012

A-1

SCHEDULE B

Subadvisory Fee Schedule

Annual rate of 0.300% for the first $100 million

Annual rate of 0.250% for the next $300 million

Annual rate of 0.200% for the next $600 million

Annual rate of 0.300% for the next $500 million

Annual rate of 0.375% over $1.5 billion

A-2

APPENDIX B

Principal Executive Officers and Directors of Aston and Fairpointe Capital

Principal Officers and Partners of Aston

Name and Address	Principal Occupation
Stuart D. Bilton, CFA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	Chief Executive Officer and Partner

Kenneth C. Anderson, CPA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	President and Partner

Gerald F. Dillenburg, CPA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	Chief Compliance Officer and Partner

Laura M. Curylo, CPA 120 N. LaSalle Street 25th Floor Chicago, IL 60602	Chief Financial Officer

Principal Officers and Directors of Fairpointe Capital

Name and Address	Principal Occupation
Thyra E. Zerhusen One N. Franklin Street Suite 3300 Chicago, IL 60606	Managing Member, Chief Executive Officer and Chief Investment Officer

Robert S. Burnstine One N. Franklin Street Suite 3300 Chicago, IL 60606	President

Robert J. Lukaszewicz, CPA One N. Franklin Street Suite 3300 Chicago, IL 60606	Chief Operating Officer, Chief Financial Officer and Chief Compliance Officer

B-1

APPENDIX C

Beneficial Owners of 5% or More of Fund Shares

As of January 31, 2011

ASTON/Fairpointe Mid Cap Fund

Title of Class	Shareholder Name and Address	Shares Owned	Percent of Class

Class N	Charles Schwab & Co. Inc Special Custody Acct for Exclusive of Customers ATTN Mutual Funds 101 Montgomery St San Francisco, CA 94104	12,737,860.751	24.2011%

Class N	National Financial Services Corp (FBO) Our Customers ATTN Mutual Funds Department 5th Floor 200 Liberty Street One World Financial Center New York, NY 10281	10,585,536.531	20.1118%

Class N	New York Life Trust Co 169 Lackawanna Ave Parsippany, NJ 07054	4,211,975.530	8.0025%

Class I	Charles Schwab & Co. Inc Special Custody Acct for Exclusive of Customers ATTN Mutual Funds 101 Montgomery St San Francisco, CA 94104	2,987,434.230	12.9769%

Class I	National Financial Services Corp (FBO) Our Customers ATTN Mutual Funds Department 5th Floor 200 Liberty Street One World Financial Center New York, NY 10281	2,679,352.270	11.6386%

Class I	James M Carn TTEE Standard Insurance Co. P11D 1100 SW Sixth Avenue Portland, OR 97204	2,280,495.909	9.9061%

Class I	MAC & CO ATTN Mutual Fund OPS P.O. Box 3198 525 William Penn Place Pittsburgh, PA 15230	2,072,358.199	9.0020%

C-1

Title of Class	Shareholder Name and Address	Shares Owned	Percent of Class
Class I	JP Morgan Retirement Plan Serv K Goodman & W Sparks TTEES Forest Laboratories INC Deferred Compensation Plan 9300 Ward PKWY Kansas City, MO 64114	1,156,910.301	5.0254%

C-2